Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-126329, 333-122509, 333-103046, 333-72479, and 333-180361) of Landauer, Inc. of our report dated December 16, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Landauer, Inc. which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, IL
December 16, 2013